Exhibit 4.3

iSTAR FINANCIAL INC.

AND EACH OF THE GUARANTORS FROM TIME TO TIME PARTY HERETO

8.0% SECOND-PRIORITY SENIOR SECURED GUARANTEED NOTES DUE 2011

10.0% SECOND-PRIORITY SENIOR SECURED GUARANTEED NOTES DUE 2014

INDENTURE

Dated as of May 8, 2009

U.S. BANK NATIONAL
ASSOCIATION

Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Sections
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(2)	7.07
(c)	7.06;13.02
(d)	7.06
314(a)	4.03;13.02
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05,13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.13
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*              This cross-reference table is not part of the Indenture.

i

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EXHIBITS
Exhibit A-1	FORM OF 2011 NOTE
Exhibit A-2	FORM OF 2014 NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF NOTATION OF GUARANTEE

INDENTURE dated as of May 8, 2009 among iStar Financial Inc., a Maryland corporation (the “Company”), each of the Guarantors (as defined herein) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.          Definitions.

“144A Global Note(s)” means one or more Global Notes in the form of Exhibits A-1  (in the case of the 2011 Notes) and A-2 (in the case of the 2014 Notes) hereto bearing the Global Note Legend and the complete Private Placement Legend (if applicable) and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“2011 Notes” means the Initial 2011 Notes and any Additional 2011 Notes.

“2011 Second Lien Credit Facility” means the $1,695,000,000 Second Priority Credit Agreement, dated as of March 13, 2009, by and among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as the same may be amended, modified, restated, extended or supplemented from time to time, whether with the same or any other parties.

“2012 Second Lien Credit Facility” means the $950,000,000 Second Priority Credit Agreement, dated as of March 13, 2009, by and among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as the same may be amended, modified, restated, extended or supplemented from time to time, whether with the same or any other parties.

“2014 Notes” means the Initial 2014 Notes and any Additional 2014 Notes.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

“Additional Interest” has the meaning given such term in the Registration Rights Agreement.

“Additional 2011 Notes” means additional 2011 Notes (other than the Initial 2011 Notes) issued under this Indenture in accordance with Sections 2.02 and 4.07, as part of the same series as the Initial 2011 Notes.

“Additional 2014 Notes” means additional 2014 Notes (other than the Initial 2014 Notes) issued under this Indenture in accordance with Sections 2.02 and 4.07, as part of the same series as the Initial 2014 Notes.

“Additional Notes” means Additional 2011 Notes and Additional 2014 Notes.

“Affiliate” with respect to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting equity securities or by contract or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent or Collateral Trustee.

“Agent’s Message” means a message transmitted by DTC to, and received by, the Depositary and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the Notes that such participants have received the Letter of Transmittal and agree to be bound by the terms of the Letter of Transmittal and the Company may enforce such agreement against such participants.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Acquisition” means:  (1) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company; or (2) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) that constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any Subsidiary of the Company (including any sale and leaseback transaction) to any Person other than the Company or a Wholly Owned Subsidiary of the Company of:

(1)           any Capital Stock of any Subsidiary of the Company; or

(2)           any of the Company’s or its Subsidiaries’ other property or assets other than sales of loan-related assets made in the ordinary course of the Company’s real estate lending business and other asset sales made in the ordinary course of the Company’s business.

“Bankruptcy Law” means Title 11, United States Code, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Below Investment Grade Rating Event” means, with respect to any series of Notes, the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Borrowing Base Value” means, as of any date of determination:

(i)                                     with respect to any Performing Loan Asset, the book value of such Performing Loan Asset, determined in accordance with GAAP;

(ii)                                  with respect to any Non-Performing Loan Asset, the book value of such Non-Performing Loan Asset after giving effect to specific reserves therefor established by the Company as reflected in its GAAP financial statements;

(iii)                               with respect to the equity interests in a Collateral LLC owning any Credit Tenant Lease Assets, the undepreciated book value of such Credit Tenant Lease Assets, determined in accordance with GAAP (reflecting any impairment taken by the applicable Collateral LLC but without adding back any depreciation before the most recent such impairment);

(iv)                              with respect to the equity interests in a Collateral LLC owning Other Real Estate Owned Assets, the book value of such Other Real Estate Owned Assets, determined in accordance with GAAP (reflecting any impairment taken by the applicable Collateral LLC); and

(v)                                 with respect to the equity interests in a Collateral LLC owning assets other than Credit Tenant Lease Assets or Other Real Estate Owned Assets, the value of such assets as determined in accordance with the foregoing clauses.

Notwithstanding anything to the contrary contained herein, there shall be no Borrowing Base Value attributable to (i) the equity interests in any Collateral SPV or (ii) any assets owned by any Collateral LLC other than any Loan Assets, Credit Tenant Lease Assets, Other Real Estate Owned Assets or interests in Venture LLCs.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means:

(1)                                  with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(2)                                  with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Cash or Cash Equivalents” means (a) cash; (b) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year after the date of acquisition thereof; (c) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 90 days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two of S&P, Moody’s or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services selected by the Board of Directors of the Company); (d) commercial paper (foreign and domestic) or master notes, other than commercial paper or master notes issued by the Company or any of its Affiliates, and, at the time of acquisition, having a long-term rating of at least A or the equivalent from S&P, Moody’s or Fitch and having a short-term rating of at least A-1 and P-1 from S&P and Moody’s, respectively (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then the highest rating from such other nationally recognized rating services selected by the Board of Directors of the Company); (e) domestic and foreign certificates of deposit or domestic time deposits or foreign deposits or bankers’ acceptances (foreign or domestic) in Dollars that are issued by a bank (i) which has, at the time of acquisition, a long-term rating of at least A or the equivalent from S&P, Moody’s or Fitch and (ii) if a domestic bank, which is a member of the Federal Deposit Insurance Corporation; (f) overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments; provided that the collateral supporting such repurchase agreements shall have a value not less than 101% of the principal amount of the repurchase agreement plus accrued interest; and (g) money market funds invested in investments substantially all of which consist of the items described in clauses (a) through (f) foregoing.

“Change of Control” means the occurrence of one or more of the following events:

(1)                                  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);

(2)                                  the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

(3)                                  any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

(4)                                  the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the

Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Clearstream” means Clearstream Banking, S.A. or any successor securities clearing agency.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Collateral” means all Eligible Assets of the Collateral SPVs, now owned or hereafter acquired, upon which a Lien is purported to be created by the Security Documents and, at any time after the repayment in full of all loans and other obligations under the Secured Credit Facilities and the termination of the commitments thereunder, Designated Collateral Proceeds.

“Collateral LLC” means any Subsidiary, other than a Collateral SPV, of the Company that owns Loan Assets, Credit Tenant Lease Assets, Other Real Estate Owned Assets or interests in Venture LLCs, in each case, the equity interests in which are directly and wholly owned by one or more Collateral SPVs.

“Collateral Payment” means a payment or prepayment in satisfaction or settlement in respect of any portion of the Collateral resulting in the release of such portion of the Collateral upon receipt of such payment or prepayment in satisfaction or settlement pursuant to the terms of the Collateral Trust and Intercreditor Agreement.

“Collateral Proceeds” means the aggregate net cash proceeds received by the Company or any Grantor in respect of any Collateral Payments or Third Party Sales made after the repayment in full of all loans and other obligations under the Secured Credit Facilities and the termination of the commitments thereunder.

“Collateral SPV” means iStar Tara Holdings LLC, iStar Tara LLC or any other special purpose entity of the Company formed to own and hold Collateral, in each case (other than with respect to iStar Tara Holdings LLC), the equity interests in which are directly and wholly owned by iStar Tara Holdings LLC or iStar Tara LLC.

“Collateral Trust and Intercreditor Agreement” means the Collateral Trust and Intercreditor Agreement dated as of March 13, 2009, between iStar Tara Holdings LLC, iStar Tara LLC, certain Subsidiaries of the Company, JPMorgan Chase Bank, N.A., as the first priority agent, the 2011 second priority agent and the 2012 second priority agent, and the Collateral Trustee, as the same may be amended, modified, restated, extended or supplemented from time to time, whether with the same or any other parties.

“Collateral Trustee” means The Bank of New York Mellon Trust Company, N.A. in its capacity as Collateral Trustee under the Security Documents, and any and all successors thereto appointed as collateral trustee under the Security Documents.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, and includes, without limitation, all series and classes of such common stock.

“Company” means iStar Financial Inc. and any and all successors thereto that become a party to this Indenture in accordance with its terms.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1)           Consolidated Net Income; and

(2)           to the extent Consolidated Net Income has been reduced thereby:

(a)           all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses and direct impairment charges or the reversal of such charges on the Company’s assets);

(b)           Consolidated Interest Expense; and

(c)           depreciation, depletion and amortization;

all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the “Four Quarter Period”) ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period.  In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)           the incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)           any asset sales or other dispositions or any asset originations, asset purchases, Investments and Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are originated or purchased, the Investments that are made and the assets that are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or asset origination, asset purchase, Investment or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.  If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)           Consolidated Interest Expense; plus

(2)           the amount of all dividend payments on any series of Preferred Stock of such Person and, to the extent permitted under this Indenture, its Subsidiaries (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1)           the aggregate of the interest expense of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including, without limitation:  (a) any amortization of debt discount; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and

(2)           to the extent not already included in clause (1), the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries before the payment of dividends on Preferred Stock for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(1)           after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto (including gains and losses from the sale of corporate tenant lease assets);

(2)           after-tax items classified as extraordinary gains or losses and direct impairment charges or the reversal of such charges on the Company’s assets;

(3)           the net income (but not loss) of any Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(4)           the net income or loss of any other Person, other than a Consolidated Subsidiary of the referent Person, except:

(a)           to the extent (in the case of net income) of cash dividends or distributions paid to the referent Person, or to a Wholly Owned Subsidiary of the referent Person (other than a Subsidiary described in clause (3) above), by such other Person; or

(b)           that the referent Person’s share of any net income or loss of such other Person under the equity method of accounting for Affiliates shall not be excluded;

(5)           any restoration to income of any contingency reserve of an extraordinary, nonrecurring or unusual nature;

(6)           income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued, but not including revenues, expenses, gains and losses relating to real estate properties sold or held for sale, even if they were classified as attributable to discontinued operations under the provisions of SFAS No. 144); and

(7)           in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

“Consolidated Subsidiary” means at any date (i) any Collateral SPV that is a direct or indirect Subsidiary of the Company, (ii) any Collateral LLC and (iii) any other Subsidiary or other entity which is consolidated with the Company in accordance with GAAP.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Company.

“Coverage Ratio” means (1) at any time prior to the repayment in full of all loans and other obligations under the Secured Credit Facilities and the termination of the commitments thereunder, the ratio of (A) the aggregate Borrowing Base Value of the Collateral in which the Collateral Trustee has a first-priority, perfected security interest (other than any Permitted Liens) to (B) the sum of (i) the aggregate principal amount of all loans and the aggregate undrawn amount of all letters of credit outstanding and unpaid letter of credit reimbursement obligations under the Secured Credit Facilities, (ii) the aggregate principal amount of Second Lien Secured Notes outstanding, and (iii) the aggregate amount of all Discounts realized by the Company prior to such time; and (2) at any time after the repayment in full of all loans and other obligations under the Secured Credit Facilities and the termination of the commitments thereunder, the ratio of (A) the aggregate Borrowing Base Value of the Collateral in which the Collateral Trustee has a first-priority, perfected security interest (other than any Permitted Liens) to the aggregate principal amount of Second Lien Secured Notes outstanding; provided that for purposes of calculating the Coverage Ratio, the Company may use Borrowing Base Values as of the end of the most recently ended fiscal quarter of the Company based upon the Company’s regularly prepared quarterly (in the cases of the first three quarters of a fiscal year) or annual (in the case of the fourth quarter of a fiscal year) financial information, with adjustments for (x) any payments or prepayments of principal of the Loan Assets, (y) the cash proceeds of any sales or other realizations on account of Credit Tenant Lease Assets and Other Real Estate Owned Assets included, or effectively included, in the Collateral and (z) any withdrawals from, additions to or increased fundings in respect of, the Collateral.  For the purposes of this definition, any Indebtedness of the Company which refinances or otherwise replaces any portion of the Secured Credit Facilities, but which does not purport to be secured by a pledge of Collateral, shall not be treated as forming part of the Secured Credit Facilities.

“Credit Tenant Lease Assets” means properties substantially all of which are either (i) leased to a governmental entity, (ii) leased to a tenant (or guaranteed by a Person) with a CTL Investment Grade Rating, (iii) properties which, if unavailable to a tenant, would materially impair the continued operation of such tenant, including without limitation, headquarters facilities, distribution centers, manufacturing facilities, or pools or classes of multiple properties leased under blanket leases or (iv) any other assets that the Company has classified as a credit tenant lease consistent with past practice.  In addition, “Credit Tenant Lease Assets” will be leased to such corporate users primarily on a triple net basis, but may also be leased on a double net, gross lease with expense stop, or bond-type basis.

“CTL Investment Grade Rating” means a rating for a Person’s senior long-term unsecured debt of BBB- or better from S&P or of Baa3 or better from Moody’s.  In the event that a Person receives Credit Ratings from S&P and Moody’s, and such Credit Ratings are not equivalent, the lower of such two (2) Credit Ratings shall be used to determine whether a CTL Investment Grade Rating was achieved.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in currency values.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Dealer Managers” means Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, in the form of Exhibits A-1 (in the case of the 2011 Notes) and A-2 (in the case of the 2014 Notes)  except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Collateral Proceeds” means Collateral Proceeds so identified by the Company in an Officers’ Certificate delivered to the Trustee pursuant to the second paragraph of Section 4.11 hereof.

“Discount” means, with respect to any prepayment of loans outstanding under the Secured Credit Facilities or any repurchase of Second Lien Secured Notes, the excess of (x) the par principal amount of such loans prepaid or such Second Lien Secured Notes repurchased, as applicable, over (y) the discounted prepayment amount or purchase price, as applicable, with respect to such prepayment or repurchase.

“Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

“Dollars” and “$” means the lawful money of the United States.

“Eligible Assets” means Performing Loan Assets, Non-Performing Loan Assets and the equity interests in Collateral LLCs.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Notes” means the 8.0% Second-Priority Senior Secured Guaranteed Notes due 2011 or 10.0% Second-Priority Senior Secured Guaranteed Notes due 2014, as the case may be, issued to Holders in exchange for (1) the Initial Notes of the applicable series pursuant to the Registration Rights Agreement and (2) the Additional Notes, if any, of the applicable series issued under Section 2.02 pursuant to a registration rights agreement substantially similar to the Registration Rights Agreement.

“Exchange Offer” means the Exchange Offer as defined in the Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

“Existing Credit Agreements” mean:  (1) the First Lien Credit Facility, (2) the 2011 Second Lien Credit Facility, (3) the 2012 Second Lien Credit Facility, (4) Revolving Credit Agreement, dated as of June 26, 2007, as amended through the Issue Date, among the Company, the lenders party thereto and JPMorgan Chase Bank, as administrative agent; (5) Revolving Credit Agreement, dated as of April 19, 2004, as amended through the Issue Date, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent; (6) the 364-Day Term Loan Agreement, dated as of March 10, 2008, as amended through the Issue Date, among the Company, iStar Corporate Collateral LLC, the several banks parties thereto, and J.P. Morgan Chase, N.A., as administrative agent; (7) the Loan Agreement, dated as of April 30, 2007, as amended through the Issue Date, between iStar CTL Finance, LLC, the lenders party thereto and General Electric Capital Corporation, as administrative agent; (8) the Loan and Security Agreement, dated February 27, 2008, as amended through the Issue Date, between AStar UAG AZ1, LLC and related entities and Wachovia Bank, National Association; (9) the Loan Agreement, dated as of March 5, 1999, as amended through the Issue Date, between RLH Partnership, L.P. and Secore Financial Corporation (or its successor in interest) and (10) the Amended and Restated Master Repurchase Agreement, dated as of January 9, 2006, as amended through the Issue Date, between Deutsche Bank AG, Cayman Islands Branch, and iStar DB Seller LLC, in each case together with the related documents thereto (including, without limitation, any security documents) and in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.07 and Section 4.12 hereof) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear Clearance System or any successor securities clearing agency.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

“First Lien Credit Facility” means the $1,000,000,000 First Priority Credit Agreement, dated as of March 13, 2009, by and among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as the same may be amended, modified, restated, extended or supplemented from time to time, whether with the same or any other parties.

“First Priority Secured Parties” has the meaning set forth in the Collateral Trust and Intercreditor Agreement.

“Fitch” means Fitch Investors Services, Inc. or any successor thereto.

“GAAP” means generally accepted accounting principles in the United States recognized as such in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibits A-1 (in the case of the 2011 Notes) and A-2 (in the case of the 2014 Notes), issued in accordance with Section 2.01 or 2.06.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and for the payment of which the United States pledges its full faith and credit.

“Grantor” means each of the Collateral SPVs that is a party to the Security Agreement.

“Guarantee” means the full and unconditional guarantee of the payment of principal, interest and premium, if any, on the applicable Notes as set forth in this Indenture.

“Guarantor” means:  (i) each of the Collateral SPVs and the Collateral LLCs that, in each case, is party to this Indenture and (ii) any Subsidiary that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means with respect to any Person, without duplication:

(1)           all Obligations of such Person for borrowed money;

(2)           all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           all Capitalized Lease Obligations of such Person;

(4)           all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5)           all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6)           guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7)           all Obligations of any other Person of the type referred to in clauses (1) through (6) above which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset and the amount of the Obligation so secured;

(8)           all Obligations under Currency Agreements and Interest Swap Obligations of such Person; and

(9)           all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial 2011 Notes” means the $155,253,000 principal amount of 8.0% Second-Priority Senior Secured Guaranteed Notes due 2011 of the Company issued on the Issue Date.

“Initial 2014 Notes” means the $479,548,000 principal amount of 10.0% Second-Priority Senior Secured Guaranteed Notes due 2014 of the Company issued on the Issue Date.

“Initial Notes” means Initial 2011 Notes and Initial 2014 Notes.

“Initial Notes” means the 2011 Notes and the 2014 Notes.

“Interest Payment Date” means March 15 and September 15 of each year commencing September 15, 2009 (in the case of the 2011 Notes) and June 15 and December 15 of each year commencing December 15, 2009 (in the case of the 2014 Notes).

“Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include May 8, 2009 and end on and include September 14, 2009 (in the case of the 2011 Notes) and the first Interest Period shall commence on and include May 8, 2009 and end on and include December 14, 2009 (in the case of the 2014 Notes).

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee), or corporate tenant lease to or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences or Indebtedness issued by, any Person.  “Investment” shall exclude extensions of trade credit by the Company and any Subsidiary of the Company on commercially reasonable terms in accordance with the Company’s or its Subsidiaries’ normal trade practices, as the case may be.

“Investment Affiliate” means any joint venture or Subsidiary, whose financial results are not consolidated under GAAP with the financial results of the Company on the consolidated financial statements of the Company.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means May 8, 2009, the date of original issuance of the Initial Notes.

“Junior Lien Secured Notes” means Secured Notes which are secured by a security interest in the Collateral that is junior to the lien in favor of the Notes.

“Legacy Pledged Collateral” means any Collateral included on the Pledged Collateral List as such list was in effect on the date of the repayment in full of all loans and other obligations under the Secured Credit Facilities and the termination of the commitments thereunder.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement, in each case that has the effect of creating a security interest in respect of such asset.  For the purposes of this Indenture, the Company or any Consolidated Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Listed Eligible Assets” means the Eligible Assets included on the ranked list set forth in a schedule to the Secured Credit Facilities, as such list was in effect on the date of the repayment in full of all loans and other obligations under the Secured Credit Facilities and the termination of the commitments thereunder, as updated thereafter by the Company from time to time to reflect changes resulting from (i) releases, withdrawals, sales or other dispositions of Collateral included on the Pledged Collateral List and (ii) any additions relating to Legacy Pledged Collateral in accordance with Section 8.04(c) hereof.

“Loan Assets” means senior or subordinated loans that may be either fixed or variable rate, including, without limitation, first mortgages, second mortgages, mezzanine loans, repurchase agreements, participations in loans, interim facilities, corporate loans, debt securities, “B” notes and collateralized mortgage-backed securities.

“Maturity” when used with respect to the Notes means the date on which the principal of the Notes becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity or on a Redemption Date, and whether by declaration of acceleration, call for redemption, purchase or otherwise.

“Moody’s” means Moody’s Investors Services, Inc. or any successor thereto.

“Non-Performing Loan Assets” means any Loan Asset classified as non-performing in accordance with the Company’s internal procedures, consistent with past practice.

“Non-Recourse Indebtedness” means Indebtedness with respect to which recourse for payment is limited to (i) specific assets related to a particular Property or group of Properties encumbered by a Lien securing such Indebtedness or (ii) for all purposes other than an Event of Default specified in Section 6.01(5) hereof, any Subsidiary (provided that if a Subsidiary is a partnership, there is no recourse to the Company as a general partner of such partnership); provided that if any portion of Indebtedness is so limited, then such portion shall constitute Non-Recourse Indebtedness; provided, further, however, that personal recourse of the Company for any such Indebtedness for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financing of real estate shall not, by itself, prevent such Indebtedness from being characterized as Non-Recourse Indebtedness.

“Notes” means, collectively, the Initial Notes and the Additional Notes, if any, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the confidential offering memorandum dated April 9, 2009.

“Officer” means, with respect to any Person, the President, Chief Executive Officer, any Vice President, Chief Operating Officer, Treasurer, Secretary or the Chief Financial Officer of such Person.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers of such Person; provided, however, that every Officers’ Certificate with respect to compliance with a covenant or condition provided for in this Indenture shall include (i) a statement that the Officers making or giving such Officers’ Certificate have read such condition and any definitions or other provisions contained in this Indenture relating thereto and (ii) a statement as to whether, in the opinion of the signers, such conditions have been complied with.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 13.05.  The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Other Real Estate Owned Assets” means properties acquired by foreclosure or by deed-in-lieu of foreclosure in partial or total satisfaction of Non-Performing Loan Assets.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively.

“Performing Loan Assets” means any Loan Assets other than Non-Performing Loan Assets.

“Permitted Indebtedness” means, without duplication, each of the following:

(1)           Indebtedness under:  (a) the Notes up to a maximum aggregate principal amount of $1.0 billion; and (b) all senior notes of the Company outstanding on the Issue Date, after giving effect to the completion of the offers contemplated by the Offering Memorandum;

(2)           Indebtedness incurred pursuant to the Existing Credit Agreements in an aggregate principal amount at any time outstanding not to exceed the maximum aggregate amount of any term loans outstanding under the Existing Credit Agreements on the Issue Date plus the maximum aggregate amount available under the revolving and delayed draw portions of the Existing Credit Agreements as in effect on the Issue Date reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder;

(3)           other Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

(4)           Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Subsidiaries and Interest Swap Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

(5)           Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6)           Indebtedness of a Subsidiary of the Company to the Company or to a Wholly Owned Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Subsidiary of the Company;

(7)           Indebtedness of the Company to a Wholly Owned Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Subsidiary of the Company, in each case subject to no Lien; provided that:  (a) any Indebtedness of the Company to any Wholly Owned Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company’s and the Guarantor’s obligations under this Indenture, the Notes and the Guarantees; and (b) if as of any date any Person other than a Wholly Owned Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

(8)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

(9)           Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(10)         Refinancing Indebtedness; and

(11)         additional Indebtedness of the Company and its Subsidiaries in an aggregate principal amount not to exceed $15.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Existing Credit Agreements).

For purposes of determining compliance with Section 4.07 hereof, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (11) above or is entitled to be incurred pursuant to the second paragraph of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant.  Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.07 hereof.

“Permitted Liens” means:

(a)           Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with the terms hereof;

(b)           statutory liens of carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than 90 days delinquent or which are being contested in good faith in accordance with the terms hereof; and

(c)           easements (including reciprocal easement agreements and utility agreements), rights-of-way, zoning restrictions, other covenants, reservations, encroachments, leases, licenses or similar charges or encumbrances (whether or not recorded) and all other items listed on any Schedule B to the Company’s owner’s title insurance policies, except in connection with any

Indebtedness, for any of the Company’s Real Property Assets, so long as the foregoing do not interfere in any material respect with the use or ordinary conduct of the business of the Company and do not diminish in any material respect the value of the Property to which such Permitted Lien is attached.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.

“Pledged Collateral List” means the ranked list of Collateral set forth in a schedule to the Secured Credit Facilities, as such list was in effect on the date of the repayment in full of all loans and other obligations under the Secured Credit Facilities and the termination of the commitments thereunder, as updated thereafter by the Company from time to time to reflect changes resulting from (i) releases, withdrawals, sales or other dispositions of Collateral included on the Pledged Collateral List and (ii) the addition of Qualified Substitute Collateral.

“Pledged Collateral LLC” means a Collateral LLC, the equity interests in which constitute Collateral.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i)(A) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Property” means, with respect to any Person, any real or personal property, building, facility, structure, equipment or unit, or other asset owned by such Person.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Substitute Collateral” means Collateral added to the Pledged Collateral List in the following order:

first, Eligible Assets then available to be pledged from the Listed Eligible Assets (in the order in which such assets are ranked, from highest to lowest);

second, remaining Eligible Assets other than Non-Performing Loan Assets; and

thereafter, Non-Performing Loan Assets.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors of the Company) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Real Property Assets” means as to any Person as of any time, the real property assets (including, without limitation, interests in participating mortgages in which such Person’s interest therein is characterized as equity according to GAAP) owned directly or indirectly by such Person at such time.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.07 and Section 4.12 hereof, in each case that does not:

(1)           result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

(2)           create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (i) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company, and (ii) if such Indebtedness being Refinanced is subordinate or junior to the Notes or the Guarantees, then such Refinancing Indebtedness shall be subordinate or junior to the Notes or the Guarantees, as applicable, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the date hereof by and among the Company, the Guarantors named therein and the Dealer Managers as the same may be amended or supplemented from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note(s)” means one or more Global Notes in the form of Exhibits A-1 (in the case of the 2011 Notes) and A-2 (in the case of the 2014 Notes) hereto bearing the Global Note Legend and the complete Private Placement Legend (if applicable) and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on, Regulation S.

“Responsible Officer” means, when used with respect to the Trustee, any vice president, assistant vice president, assistant treasurer, trust officer or any other officer within the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the complete Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the complete Private Placement Legend.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

“Second Lien Credit Facilities” means the loans, letters of credit and commitments documented under the 2011 Second Lien Credit Facility and the loans, letters of credit and commitments documented under the 2012 Second Lien Credit Facility (in each case together with the related documents thereto, including, without limitation, any security documents), in each case, as such agreements may be amended (including any amendment and restatement thereof), supplemented, or otherwise modified from time to time, including any agreement or indenture extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under any such agreement or any successor replacement agreement and whether by the same or any other agent, lender or group or lenders.

“Second Lien Guarantee Agreements” means (i) the 2011 Second Priority Guarantee Agreement dated as of March 13, 2009 made by iStar Tara Holdings LLC, iStar Tara LLC and the other guarantors party thereto in favor of JPMorgan Chase Bank, N.A., as administrative agent, as the same may be amended, modified, restated, extended or supplemented from time to time, whether with the same or any other parties, and (ii) the 2012 Second Priority Guarantee Agreement dated as of March 13, 2009 made by iStar Tara Holdings LLC, iStar Tara LLC and the other guarantors party thereto in favor of JPMorgan Chase Bank, N.A., as administrative agent, as the same may be amended, modified, restated, extended or supplemented from time to time, whether with the same or any other parties.

“Second Lien Secured Notes” means Secured Notes which (i) are secured ratably with the Second Lien Credit Facilities (if any, or otherwise secured ratably with the Notes) by a second-priority security interest in the Collateral, subject only to the first-priority Lien granted pursuant to the Security Agreement for the benefit of the First Priority Secured Parties and (ii) at any time prior to the repayment in full of all loans and other obligations under the Secured Credit Facilities and the termination of the commitments thereunder, do not exceed $1.0 billion in aggregate principal amount outstanding at any time.

“Secured Credit Facilities” means the Second Lien Credit Facilities and the loans and commitments documented under the First Lien Credit Facility (in each case together with the related documents thereto, including, without limitation, any security documents), in each case, as such agreements may be amended (including any amendment and restatement thereof), supplemented, or otherwise modified from time to time, including any agreement or indenture extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under any such agreement or any successor replacement agreement and whether by the same or any other agent, lender or group or lenders.

“Secured Credit Facilities Loan Documents” means (i) the “Loan Documents” as defined in the First Lien Credit Facility, (ii) the “Loan Documents” as defined in the 2011 Second Lien Credit Facility and (iii) the “Loan Documents” as defined in the 2012 Second Lien Credit Facility.

“Secured Notes” means the Notes, whether issued on the Issue Date or on a subsequent date, any Exchange Notes and any other notes issued after the Issue Date that are secured by the Collateral, as permitted under and in accordance with this Indenture, the Security Documents and the Secured Credit Facilities.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of the Company or any of its Subsidiaries.

“Securities” means any stock, partnership interests, shares, shares of beneficial interest, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities,” or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, and shall include Indebtedness which would be required to be included on the liabilities side of the balance sheet of the Company in accordance with GAAP, but shall not include any Cash or Cash Equivalents or any evidence of the obligations of the Company under the Secured Credit Facilities Loan Documents.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Security Agreement” means the Security Agreement dated as of March 13, 2009, by and among iStar Tara Holdings LLC, iStar Tara LLC, certain Subsidiaries of the Company and the Collateral Trustee, as the same may be amended, modified, restated, extended or supplemented from time to time, whether with the same or any other parties.

“Security Documents” means the Collateral Trust and Intercreditor Agreement, the Security Agreement, any mortgages and all of the security agreements, pledges, collateral assignments, deeds of trust or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Trustee for its benefit and for the benefit of the Trustee and the Holders of the Notes.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary,” with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

“Stated Maturity” when used with respect to any Indebtedness or any installment of interest thereon means the dates specified in such Indebtedness as the fixed date on which the principal of or premium on such Indebtedness or such installment of interest is due and payable.

“Subsidiary,” with respect to any Person, means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Taxes” means all U.S. federal, state, local and foreign income and gross receipts taxes.

“Third Party Sale” means the sale or other monetization (that is not a payment or prepayment) of any portion of the Collateral.

“Total Unencumbered Assets” means, as of any date, the sum of:

(1)           those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness; and

(2)           all other assets (but excluding intangibles and accounts receivable) of the Company and its Subsidiaries not securing any portion of Secured Indebtedness,

determined on a consolidated basis in accordance with GAAP.

“Transfer Restricted Securities” has the meaning given such term in the Registration Rights Agreement.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to the Company or any of Subsidiaries plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in accordance with GAAP.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend (except that it will be required to bear the second paragraph of the Private Placement Legend).

“Unrestricted Global Note” means a Global Note in the form of Exhibits A-1 (in the case of the 2011 Notes) and A-2 (in the case of the 2014 Notes) attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, but that does not bear the Private Placement Legend (except that it will be required to bear the second paragraph of the Private Placement Legend), and that is deposited with or on behalf of, and registered in the name of, the Depositary or its nominee.

“Unsecured Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries that is not Secured Indebtedness.

“Venture LLC” means (i) an Investment Affiliate that owns Loan Assets, Credit Tenant Lease Assets and/or Other Real Estate Owned Assets and (ii) iStar Woodward LLC.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (1) the then outstanding aggregate principal amount of such Indebtedness by; (2) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

Section 1.02.          Other Definitions.

Term	Defined in Section

“Acceleration Notice”	6.02
“Authentication Order”	2.02
“Change of Control Date”	4.10
“Change of Control Payment Date”	4.10
“Change of Control Offer”	4.10
“Change of Control Purchase Date”	4.10
“Change of Control Purchase Price”	4.10
“Covenant Defeasance”	10.03
“DTC”	2.03
“Event of Default”	6.01
“incur”	4.07
“Legal Defeasance”	10.02
“Paying Agent”	2.03
“Redemption Date”	3.07
“Redemption Price”	3.07
“Registrar”	2.03
“Successor Person”	9.04
“Surviving Entity”	5.01

Section 1.03.          Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

All terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.04.          Rules of Construction.  Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           words in the singular include the plural, and in the plural include the singular;

(e)           provisions apply to successive events and transactions;

(f)            references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and

(g)           all references to interest or any other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest.

ARTICLE II

THE NOTES

Section 2.01.          Form and Dating.

(a)           General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A-1 (in the case of the 2011 Notes) and A-2 hereto (in the case of the 2014 Notes).  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $1,000 and integral multiples thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Global Notes.  Notes issued in global form shall be substantially in the form of Exhibits A-1 (in the case of the 2011 Notes) and A-2 (in the case of the 2014 Notes) attached hereto (including, in each case, the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibits A-1 (in the case of the 2011 Notes) and A-2 (in the case of the 2014 Notes) attached hereto (but, in each case, without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)           Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Cedel Bank (as adopted by Clearstream) and any alternative or additional procedures from time to time adopted by Euroclear or Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

(d)           Book-Entry Provisions.  Participants and Indirect Participants shall have no rights either under this Indenture or under any Global Note with respect to such Global Note held on their behalf of the custodian for the Depositary, and the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantors, the Trustee or any Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

Section 2.02.          Execution and Authentication.  One or more Officers shall sign the Notes on behalf of the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon receipt of a written order of the Company signed by one or more Officers (an “Authentication Order”), authenticate 2011 Notes for original issue on the Issue Date in aggregate principal amount not to exceed $155,253,000 (other than as provided in Section 2.07) and 2014 Notes for original issue on the Issue Date in aggregate principal amount not to exceed $479,548,000 (other than as provided in Section 2.07).  The Trustee shall authenticate Additional Notes thereafter (so long as permitted by the terms of this Indenture) for original issue upon receipt of one or more Authentication Orders in aggregate principal amount as specified in such order (other than as provided in Section 2.07).  Each such Authentication Order shall specify the amount of Notes to be authenticated, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes and whether the Notes are to be issued as Definitive Notes or Global Notes or such other information as the Trustee shall reasonably request.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.          Registrar and Paying Agent.  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04.          Paying Agent To Hold Money in Trust.  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.          Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act § 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with Trust Indenture Act § 312(a).

Section 2.06.          Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) with respect to a series of Notes, there shall have occurred and be continuing a Default or Event of Default with respect to the Notes of such series and any Holder of such series so requests.  Upon the occurrence of any of the preceding events above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the events in (i), (ii) or (iii) above or pursuant to Section 2.06(c) hereof.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the complete Private Placement Legend.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above.  Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions from the Company as to the principal amount of Notes validly exchanged.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii)          Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)           if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv)          Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(1)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the complete Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer or exchange is effected pursuant to this clause (iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this clause (iv).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)            Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note of the same series, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the complete Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(1)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note of the same series that does not bear the complete Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note of the same series that does not bear the complete Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the complete Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note of the same series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the complete Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)            Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note of the same series, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)           if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and, in the case of clause (C) above, the Regulation S Global Note.

(ii)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note of the same series or transfer such Restricted

Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(1)           if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)           if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the complete Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)          Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note of the same series or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so exchanged or transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon written request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)            Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)           if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)           any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(1)           if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)           if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the complete Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a written request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal or through an Agent’s Message through the DTC Automated Tender Offers Program that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

(g)           Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)            Private Placement Legend.

(A)          Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(I)                                REPRESENTS THAT (A) IT (I) IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) AND (II) IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,

(II)                            AGREES THAT IT WILL NOT, WITHIN THE APPLICABLE TIME PERIOD REFERRED TO UNDER RULE 144(d)(1) (TAKING INTO ACCOUNT THE OTHER PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) IN THE UNITED STATES, TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES, IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (E) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND

(III)                        AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(C) OR 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

EACH PURCHASER OR TRANSFEREE OF THIS SECURITY OR ANY INTEREST HEREIN WILL BE DEEMED BY ITS ACQUISITION AND HOLDING OF THIS SECURITY TO HAVE REPRESENTED AND AGREED THAT EITHER (I) IT IS NOT, AND NO PORTION OF THE ASSETS USED TO ACQUIRE OR HOLD THIS SECURITY OR AN INTEREST HEREIN CONSTITUTES THE ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” WITHIN THE MEANING OF SECTION 3(42) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) WHICH IS SUBJECT TO TITLE I OF ERISA, A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (COLLECTIVELY, “SIMILAR LAW”), OR ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT (EACH, A “PLAN”) OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST HEREIN WITHIN THE APPLICABLE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.”

(B)           Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend (except that any such Global Note or Definitive Note shall bear the second paragraph of the Private Placement Legend).

(ii)           Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY

FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”

(h)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)            General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(ii)           No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 4.10 and 11.05 hereof).

(iii)          The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)           The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(vi)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)         The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii)        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(j)            Automatic Exchange from Restricted Global Note to Unrestricted Global Note.  Subject to Section 2.06(k), on the date that is 365 days after (i) in the case of the Initial Notes, the Issue Date or (ii) in the case of any Additional Notes, the date any such Additional Notes were issued, beneficial interests in a Restricted Global Note shall be exchanged for beneficial interests in an Unrestricted Global Note.  In order to effect such exchange, the Company shall provide written notice to the Trustee instructing the Trustee to (i) direct the Depositary to transfer the specified amount of the outstanding beneficial interests in a particular Restricted Global Note to an Unrestricted Global Note and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (ii) provide prior written notice to all Holders of such exchange, which notice must include the date such exchange is proposed to occur, the CUSIP number of the relevant Restricted Global Note and the CUSIP number of the Unrestricted Global Note into which such Holders’ beneficial interests will be exchanged.  As a condition to any such exchange pursuant to this Section 2.06(j), the Trustee shall be entitled to receive from the Company, and rely upon conclusively without any liability, an Officers’ Certificate and an Opinion of Counsel to the Company, in form and in substance reasonably satisfactory to the Trustee, to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act.  The Company may request from Holders such information it reasonably determines is required in order to be able to deliver such Officers’ Certificate and Opinion of Counsel.  Upon such exchange of beneficial interests pursuant to this Section 2.06(j), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred.  Following any such transfer pursuant to this Section 2.06(j) of all of the beneficial interests in a Restricted Global Note, such Restricted Global Note shall be cancelled.

(k)           Transfers of Securities Held by Affiliates.  Notwithstanding anything to the contrary in this Section 2.06, any certificate (i) evidencing a Note that has been transferred to an affiliate (as defined in Rule 405 of the Securities Act) of the Company, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, or (ii) evidencing a Note that has been acquired from an affiliate (other than by an affiliate) in a transaction or a chain of transactions not involving any public offering, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, shall, until one year after the last date on which either the Company or any affiliate of the Company was an owner of such Note, in each case, be in the form of a permanent Definitive Note and bear the complete Private Placement Legend subject to the restrictions in this Section 2.06.  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.06(k).  The Company, at its sole cost and expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable advance written notice to the Trustee.

Section 2.07.          Replacement Notes.  If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.          Outstanding Notes.  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or at Maturity, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.          Treasury Notes.  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent pursuant to Sections 6.02, 6.04 or 11.02 or otherwise, Notes owned by the Company or any Guarantor, or by any Affiliate of the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.10.          Temporary Notes.  Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.          Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act).  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.          Defaulted Interest.  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.          Record Date.  The Company may set a record date for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.04 and 6.05.

Section 2.14.          CUSIP Numbers.  The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or the omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE III

REDEMPTION

Section 3.01.          Notices to Trustee.  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a Redemption Date, an Officers’ Certificate setting forth (i) the paragraph of the Notes and/or the Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of each series of Notes to be redeemed, (iv) the Redemption Price and (v) the CUSIP numbers of each series of the Notes to be redeemed.

Section 3.02.          Selection of Notes to Be Redeemed.  In the event that the Company chooses to redeem less than all of the Notes of a series, selection of the Notes of such series for redemption will be made by the Trustee on a pro rata basis.

No Notes of a principal amount of $1,000 or less shall be redeemed in part.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.          Notice of Redemption.  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed, by first class mail (at its own expense), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address or otherwise in accordance with the procedures of DTC.

The notice shall identify the Notes to be redeemed, including the CUSIP numbers, and shall state:

(a)           the Redemption Date;

(b)           the Redemption Price;

(c)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)           the name and address of the Paying Agent;

(e)           that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f)            that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g)           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have provided to the Trustee, at least 45 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), the information required by clauses (a) through (d) above.

Section 3.04.          Effect of Notice of Redemption.  Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price.  The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  A notice of redemption may not be conditional.

Section 3.05.          Deposit of Redemption Price.  One Business Day prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price of all Notes to be redeemed on that date and any amounts owed the Trustee.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of all Notes to be redeemed and any amounts owed the Trustee.

If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.          Notes Redeemed in Part.  Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.          Optional Redemption.  The Notes of any series may be redeemed, in whole or in part, at the Company’s option at any time prior to Maturity of the Notes of such series at a price equal to 100% of the principal amount thereof plus accrued but unpaid interest, if any (the “Redemption Price”), to, but not including, the date of the redemption (the “Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Other than as specifically provided in this Section 3.07, any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08.          Mandatory Redemption.  Except as set forth in Section 4.10 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes prior to Maturity.

ARTICLE IV

COVENANTS

Section 4.01.          Payment of Notes.  The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 10:00 a.m., New York City Time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.          Maintenance of Office or Agency.  The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03.          Reports to Holders.  Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish the Holders of Notes:

(1)           all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Subsidiaries) and, with respect to the annual information only, a report thereon by the Company’s independent registered public accounting firm; and

(2)           all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within 15 days after the due dates for such reports specified in the Commission’s rules and regulations.

In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within 15 days after the due dates for such reports specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.  In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04.          Compliance Certificate.

(a)           The Company and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and such Guarantor has kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and such Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)           The Company shall, so long as any of the Notes are outstanding, promptly deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.          Taxes.  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06.          Stay, Extension and Usury Laws.  The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.          Limitation on Incurrence of Additional Indebtedness.  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (including, without limitation, Acquired Indebtedness) other than Permitted Indebtedness.

Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness), in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 1.50 to 1.00.

Section 4.08.          Corporate Existence.  Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.09.          Maintenance of Total Unencumbered Assets.  The Company and its Subsidiaries shall maintain Total Unencumbered Assets of not less than 120% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Company and its Subsidiaries, in each case on a consolidated basis.

Section 4.10.          Offer to Repurchase Upon Change of Control Triggering Event.

(a)           Upon the occurrence of a Change of Control Triggering Event with respect to a series of Notes (the date of such occurrence, the “Change of Control Date”), each Holder of Notes of such series shall have the right to require the Company to purchase such Holder’s Notes of such series in whole or in part in integral multiples of $1,000 at a purchase price (the “Change of Control Purchase Price”) in cash equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but not including, the date of purchase (the “Change of Control Purchase Date”), pursuant to and in accordance with the offer described in this Section 4.10 (the “Change of Control Offer”).

(b)           Within 30 days following the Change of Control Date, the Company shall send, by first class mail, a notice to the Holders, with a copy to the Trustee, stating:

(i)            that the Change of Control Offer is being made pursuant to this Section 4.10 and that all Notes of the applicable series that are validly tendered will be accepted for payment;

(ii)           the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day that is no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”) other than as may be required by law;

(iii)          that any Note not tendered will continue to accrue interest;

(iv)          that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date unless the Company shall default in the payment of the Change of Control Purchase Price of the Notes and the only remaining right of the Holder is to receive payment of the Change of Control Purchase Price upon surrender of the applicable Note to the Paying Agent;

(v)           that Holders electing to have a portion of a Note purchased pursuant to a Change of Control Offer may only elect to have such Note purchased in integral multiples of $1,000;

(vi)          that if a Holder elects to have a Note purchased pursuant to the Change of Control Offer it will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer the Note by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(vii)         that a Holder will be entitled to withdraw its election if the Company receives, not later than the third Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Note purchased; and

(viii)        that if Notes are purchased only in part a new Note of the same series will be issued in principal amount equal to the unpurchased portion of the Notes surrendered.

(c)           On or before the Change of Control Payment Date, the Company shall, to the extent lawful, accept for payment, all Notes or portions thereof validly tendered pursuant to the Change of Control Offer, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.10.  The Company, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the Change of Control Purchase Price of the Notes tendered by such Holder and accepted by the Company for purchase.  Further, the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

(d)           The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an offer hereunder.  To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof.

Section 4.11.          Coverage Test.  The Company shall not permit the Coverage Ratio (x) at any time prior to the repayment in full of the loans and other obligations under the Secured Credit Facilities and the termination of the commitments thereunder, to be less than 1.30 to 1.00 or (y) at any time from and after the repayment in full of the loans and other obligations under the Secured Credit Facilities and the termination of the commitments thereunder, less than 1.50 to 1.00.

Within 30 days following the receipt of Collateral Proceeds, if necessary in order to comply with this Section 4.11, the Company will have the option to (i) pledge Qualified Substitute Collateral or (ii) identify in an Officers’ Certificate delivered to the Trustee the Collateral Proceeds therefrom as “Designated Collateral Proceeds” or (iii) implement any combination of clauses (i) and (ii) sufficient to maintain compliance with this Section 4.11.  At any time after the repayment in full of all loans and other obligations under the Secured Credit Facilities and the termination of the commitments thereunder, the Company may use all or any portion of Designated Collateral Proceeds to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof.

Section 4.12.          Limitation on Indebtedness of Guarantors and Pledged Entities.

(a)           The Company shall not permit any Guarantor or Pledged Collateral LLC to incur any Indebtedness other than (i) Indebtedness in respect of the Secured Credit Facilities in an aggregate principal amount at any time outstanding under such Secured Credit Facility not to exceed the maximum aggregate amount of any term loans outstanding under such Secured Credit Facility on the Issue Date plus the amount available under the revolving and delayed draw portions, if any, of such Secured Credit Facility as in effect on the Issue Date; provided, however, that with respect to the First Lien Credit Facility only, such amount shall be reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction, if any) thereunder, and (ii) Indebtedness in respect of the Secured Notes, the Guarantees and any Refinancing Indebtedness incurred to Refinance Secured Notes under (x) a guarantee containing a limitation on liability substantially equivalent to the fraudulent conveyance limitation included in Section 2.1(b) of the Second Lien Guarantee Agreements (or, in the case of Secured Notes sharing a third priority security interest under the Security Agreement, containing a similar limitation taking into account such third priority entitlement) and (y) the Security Documents.

(b)           The Company shall not consent to or vote in favor of (and shall not permit any Subsidiary to consent to or vote in favor of) the incurrence of any Indebtedness by any Collateral LLC or any Venture LLC, in each case owned directly or indirectly by any Guarantor.

Section 4.13.          Limitation on Liens.

(a)           The Company shall not, nor shall it permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any (A) Collateral, or (B) assets of a Collateral LLC, whether now owned or hereafter acquired, except for:

(i)            Permitted Liens;

(ii)           Liens on the Collateral securing Indebtedness under (A) each of the Secured Credit Facilities in an aggregate principal amount at any time outstanding under such Secured Credit Facility not to exceed the maximum aggregate amount of any term loans outstanding under such Secured Credit Facility on the Issue Date plus the amount available under the revolving and delayed draw portions, if any, of such Secured Credit Facility as in effect on the Issue Date; provided, however, that with respect to the First Lien Credit Facility only, such amount shall be reduced by any repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder, and

(B) Notes in an aggregate principal amount not to exceed $1.0 billion, in each case, subject to the terms of the Collateral Trust and Intercreditor Agreement;

(iii)          Liens on the Collateral, subject to the terms of the Collateral Trust and Intercreditor Agreement, securing Indebtedness under any Second Lien Secured Notes (other than up to a maximum aggregate principal amount of $1.0 billion of Notes) or any Junior Lien Secured Notes, so long as the Company shall be in compliance, on a pro forma basis after giving effect to the granting of any such Lien and any contemporaneous pledge of additional Collateral pursuant to this Indenture and the Security Documents, with Section 4.11; and

(iv)          Liens on the Collateral to secure Refinancing Indebtedness incurred to Refinance Secured Notes.

(b)           The Company shall not consent to or vote in favor of (and shall not permit any Subsidiary to consent to or vote in favor of) the incurrence of any Liens on any assets of any Collateral LLC or Venture LLC, in each case owned directly or indirectly by any Guarantor.

(c)           The Company shall not, nor shall it permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of their property or assets that secures Indebtedness under the Second Lien Credit Facilities unless the Notes are secured by a Lien upon such property or assets having the same priority as the Lien that secures the Indebtedness under the Second Lien Credit Facilities.

Section 4.14.          Suspension of Certain Covenants if Certain Ratings are Assigned.  The obligations under the covenants contained in Sections 4.07 and 4.09 hereof shall not apply if, and only for so long as, (1) the Notes are rated BBB or Baa2, or higher, by at least two of the three Rating Agencies, and (2) no Default or Event of Default has occurred and is continuing.

Section 4.15.          Maintenance of Properties; Books and Records; Compliance with Law.

(a)           The Company shall, and shall cause each of its Subsidiaries to, at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; provided that nothing in this Section 4.15 shall prevent the Company or any of its Subsidiaries from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is either (i) in the ordinary course of business, (ii) in the reasonable and good faith judgment of the Board of Directors or management of the Company or the Subsidiary concerned, as the case may be, desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, or (iii) otherwise permitted by this Indenture.

(b)           The Company shall, and shall cause each of its Subsidiaries to, keep proper and true books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries, and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to the Company and its Subsidiaries, taken as a whole.

(c)           The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

Section 4.16.          Registration Rights.

(a)           The Company agrees that the Holders (and any Person that has a beneficial interest in a Transfer Restricted Security) from time to time of Transfer Restricted Securities are entitled to the benefits of the Registration Rights Agreement.  Pursuant to the Registration Rights Agreement, the Company has agreed for the benefit of the Holders from time to time of Transfer Restricted Securities, at the Company’s expense, to file in certain circumstances an Exchange Offer Registration Statement with respect to an Exchange Offer to exchange the Notes for Exchange Notes of the Company, which Exchange Notes will have terms substantially identical in all material respects to the Notes.  In certain circumstances, the Company may be required by the terms of the Registration Rights Agreement to file a Shelf Registration Statement covering resales of the Notes.

(b)           Any amounts of Additional Interest due pursuant to the Registration Rights Agreement shall be payable in cash on the regular Interest Payment Dates.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of, premium, if any, or interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of Additional Interest provided for in this Section 4.16.

Section 4.17.          Additional Interest.  If Additional Interest is payable pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating the amount of such Additional Interest that is payable.

ARTICLE V

SUCCESSORS

Section 5.01.          Merger, Consolidation, or Sale of Assets.  The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)           either:

(a)           the Company shall be the surviving or continuing entity; or

(b)           (i)            the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company and of the Company’s Subsidiaries, as an entirety or substantially as an entirety (the “Surviving Entity”):

(A)          shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(B)           shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant and all of the other obligations under the Notes and this Indenture on the part of the Company to be performed or observed;

(ii)           each Guarantor, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, confirms that its Guarantees shall apply to the Surviving Entity’s obligations under the Notes and this Indenture, as modified by such supplemental indenture, and confirms the due and punctual performance of the Guarantees and the covenants and all of the other obligations of the Guarantor under this Indenture;

(2)           immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(i)(B) above (including, without limitation, giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(3)           the Company or the Surviving Entity, as applicable, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 5.02.          Successor Corporation Substituted.  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the Surviving Entity and not to the Company), and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as the Company herein; provided, however, that, in the case of a transfer by lease, the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01.          Events of Default.  The following are “Events of Default” with respect to a series of Notes:

(1)           the failure to pay interest on any Notes of such series when the same becomes due and payable and the default continues for a period of 30 days;

(2)           the failure to pay the principal and premium, if any, on any Notes of such series when such principal and premium, if any, becomes due and payable, at Maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to Change of Control Offer);

(3)           the failure to comply with Section 4.11 hereof, and such failure continues unremedied for a period of 10 days after written notice thereof has been given to the Company by the Trustee, Collateral Trustee or Holders of at least 25% of the outstanding principal amount of the Notes of such series; provided, that if the Company mails a notice of redemption of Notes in accordance with Section 3.03 hereof prior to the expiration of such 10 day period, in an aggregate principal amount sufficient to restore compliance with Section 4.11 hereof as certified in an Officers’ Certificate to the Trustee, no Event of Default shall be deemed to have occurred;

(4)           a default in the observance or performance of any other covenant or agreement contained in this Indenture and such default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes of such series (except in the case of a default with respect to Section 5.01 or Section 9.04 hereof, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(5)           the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Subsidiary of the Company, or the acceleration of the final Stated Maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $50.0 million or more at any time;

(6)           there shall have been the entry by a court of competent jurisdiction of:

(a)             a decree or order for relief in respect of the Company, any Significant Subsidiary or any Guarantor in an involuntary case or proceeding under any applicable Bankruptcy Law; or

(b)             a decree or order adjudging the Company, any Significant Subsidiary or any Guarantor bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Significant Subsidiary or any Guarantor under any applicable federal or state law, or appointing a Custodian of the Company, any Significant Subsidiary or any Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days;

(7)           (a)           the Company, any Significant Subsidiary or any Guarantor commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent;

(b)           the Company, any Significant Subsidiary or any Guarantor consents to the entry of a decree or order for relief in respect of the Company, such Significant Subsidiary or such Guarantor in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it;

(c)            the Company, any Significant Subsidiary or any Guarantor files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law;

(d)           the Company, any Significant Subsidiary or any Guarantor:

(i)           consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company, such Significant Subsidiary or such Guarantor or of any substantial part of its property;

(ii)          makes an assignment for the benefit of creditors; or

(iii)         admits in writing its inability to pay its debts generally as they become due; or

(e)          the Company, any Significant Subsidiary or any Guarantor takes any corporate action in furtherance of any such actions in this clause (7).

(8)           any Security Document is held to be unenforceable or invalid for any reason, the security interest purported to be created by the Security Documents is held to be unenforceable, invalid or impaired with respect to a material portion of the Collateral, the Company or any Guarantor defaults in the performance of the terms of any of the Security Documents in a manner that adversely affects the enforceability or validity of the security interest on a material portion of the Collateral or in a manner that adversely affects the condition or value of a material portion of the Collateral, or the Company or any Guarantor repudiates or disaffirms any of its obligations under any of the Security Documents;

(9)           at any time (i) the Company shall fail to directly own and control 100% of the outstanding equity interests in iStar Tara Holdings LLC, (ii) iStar Tara Holdings LLC shall fail to directly own and control 100% of the outstanding equity interests in iStar Tara LLC, or (iii) iStar Tara LLC shall fail to directly or indirectly own and control 100% of the outstanding equity interests in any Collateral SPV (other than iStar Tara Holdings LLC) or any Collateral LLC; or

(10)         any Guarantee shall cease to be in full force and effect (unless such Guarantee has been released in accordance with this Indenture).

Section 6.02.          Acceleration.  If an Event of Default (other than an Event of Default specified in clauses (6) or (7) above with respect to the Company or any Guarantor) shall occur with respect to a series of Notes and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes of such series may declare the principal of and premium, if any, and accrued interest on all the Notes of such series to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.  If an Event of Default specified in clauses (6) or (7) above with respect to the Company or any Guarantor occurs with respect to a series of Notes and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes of such series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to a series of Notes as described in the preceding paragraph, the Holders of a majority in principal amount of Notes of such series may rescind and cancel such declaration and its consequences:

(1)           if the rescission would not conflict with any judgment or decree;

(2)           if all existing Events of Default have been cured or waived except nonpayment of principal, premium or interest that has become due solely because of the acceleration;

(3)           to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)           if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)           in the event of the cure or waiver of an Event of Default of the type described in clauses (6) or (7) of Section 6.01 hereof, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03.          Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04.          Waiver of Past Defaults.  Holders of not less than a majority in aggregate principal amount of the then outstanding Notes of a series by notice in writing to the Trustee may on behalf of the Holders of all of the Notes of such series waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes of such series (including in connection with a Change of Control Offer) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes of a series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.          Control by Majority.  Holders of a majority in principal amount of the then outstanding Notes may, by written notice, direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in any personal liability.

Section 6.06.          Limitation on Suits.  A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a)           such Holder gives to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in principal amount of the then outstanding Notes of the applicable series make a written request to the Trustee to pursue the remedy;

(c)           such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)           during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes of the applicable series do not give the Trustee a written direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07.          Rights of Holders of Notes To Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes so held, on or after the respective due dates expressed in the Notes (including in connection with a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.          Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any amounts due the Trustee under Section 7.07 hereof.

Section 6.09.          Trustee May File Proofs of Claim.  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent in writing to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.          Priorities.  If the Trustee collects any money pursuant to this Article or pursuant to the Security Documents, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, and the Collateral Trustee, its agents and attorneys for amounts due under the Security Documents, including, in each case, payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Collateral Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.          Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII

TRUSTEE

Section 7.01.          Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture in the absence of bad faith on the Trustee’s part; provided, however, that, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a written direction received by it pursuant to Section 6.05; and

(iv)          the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Indenture or in the exercise of any of its rights or powers, if it has reasonable grounds to believe repayment of the funds or adequate indemnity against the risk or liability is not reasonably assured to it.

(d)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to the provisions of this Section 7.01 and to the provisions of the Trust Indenture Act.

(e)           The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money and Government Securities held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Notes at the time outstanding given pursuant to Section 6.05 of this Indenture, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

Section 7.02.          Rights of Trustee.

(a)           The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel that conforms to Section 13.04.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)           The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, except conduct that constitutes willful misconduct or negligence.

(e)           The Trustee may consult with counsel of its selection, and the Trustee will not be liable for any action it takes or omits in reliance on, and in accordance with advice of counsel, except conduct that constitutes willful misconduct or negligence.

(f)            The Trustee will not be required to investigate any facts or matters stated in any document, but if it decides to investigate any matters or facts, the Trustee or its agents or attorneys will be entitled to examine the books, records and premises of the Company.

(g)           In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)           The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the applicable series of Notes and this Indenture.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k)           The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03.          Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

Section 7.04.          Trustee’s Disclaimer.  The Trustee (i) is not responsible for and makes no representation as to the validity or adequacy of this Indenture, (ii) shall not be accountable for the Company’s use of the proceeds from the Notes and (iii) shall not be responsible for any statement of the Company in this Indenture, other than the Trustee’s certificate of authentication, or in any prospectus used in the sale of any of the Notes, other than statements, if any, provided in writing by the Trustee for use in such prospectus.

Section 7.05.          Notice of Defaults.  The Trustee will give to the Holders notice of any Default with regard to the Notes actually known to a Responsible Officer within 90 days after receipt of such knowledge and in the manner and to the extent provided in Trust Indenture Act § 313(c), and otherwise as provided in Section 13.02 of this Indenture; provided, however, that except in the case of a Default in payment of the principal of, premium, if any, or interest on any Note, the Trustee will be protected in withholding notice of Default if and so long as a committee of its Responsible Officers in good faith determines that withholding of the notice is in the interests of the Holders of the Notes.

Section 7.06.          Reports by Trustee.  Within 60 days after each May 15 beginning with the May 15 following the Issue Date, the Trustee will mail to each Holder, at the name and address which appears on the registration books of the Company, and to each Holder who has, within the two years preceding the mailing, filed that person’s name and address with the Trustee for that purpose and each Holder whose name and address have been furnished to the Trustee pursuant to Section 2.05, a brief report dated as of that May 15 which complies with Trust Indenture Act § 313(a), if such report is required under Trust Indenture Act § 313(a).  Reports to Holders pursuant to this Section 7.06 shall be transmitted in the manner and to the extent provided in Trust Indenture Act § 313(c).  The Trustee also will comply with Trust Indenture Act § 313(b).

A copy of each report will at the time of its mailing to Holders be filed with each stock exchange on which the Notes are listed and also with the Commission.  The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange and of any delisting of the Notes.

Section 7.07.          Compensation and Indemnity.  The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.

The Company and the Guarantors shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including reasonable attorney’s fees and expenses) incurred by it in connection with the administration of the trust created by this Indenture and the performance of its duties under this Indenture.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company or any of the Guarantors of their obligations hereunder.  The Company or such Guarantor shall defend the claim and the Trustee may have separate counsel and the Company or such Guarantor shall pay the fees and expenses of such counsel.  Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  Without limiting the generality of the foregoing, it shall not be deemed unreasonable for the Company or any Guarantor to withhold consent to a settlement involving injunctive or other equitable relief against the Company or such Guarantor or their respective assets, employees or business or involving the imposition of any material obligations on the Company or such Guarantor other than financial obligations for which the Trustee will be indemnified hereunder.  Neither the Company nor any Guarantor need reimburse any expense or indemnify against any loss, expense or liability incurred by the Trustee to the extent it is due to the Trustee’s own willful misconduct or negligence.

To secure the Company’s and the Guarantors’ obligations to make payments to the Trustee under this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, other than money or property held in trust to pay principal, premium or interest on particular Notes.  Those obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services of the Trustee are intended to constitute expenses of administration under any Bankruptcy Law.

For purposes of this Section 7.07, “Trustee” will include any predecessor Trustee, but the willful misconduct, negligence or bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 7.07.

Section 7.08.          Replacement of Trustee.  The Trustee may resign at any time by giving 30 days prior written notice of such resignation to the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee.  The Company may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10;

(b)           the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a Custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

No removal or appointment of a Trustee will be valid if that removal or appointment would conflict with any law applicable to the Company.

A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Immediately after that, the retiring Trustee will, subject to the Lien provided for in Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee will mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the then outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09.          Successor Trustee by Merger, etc.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another Person, the resulting, surviving or transferee Person will, without any further act, be the successor Trustee.

If at the time a successor by merger, conversion or consolidation to the Trustee succeeds to the trusts created by this Indenture any of the Notes have been authenticated but not delivered, the successor to the Trustee may adopt the certificate of authentication of the predecessor Trustee, and deliver the Notes which were authenticated by the predecessor Trustee; and if at that time any of the Notes have not been authenticated, the successor to the Trustee may authenticate those Notes in its own name as the successor to the Trustee; and in either case the certificates of authentication will have the full force provided in this Indenture for certificates of authentication.

Section 7.10.          Eligibility; Disqualification.  The Trustee will at all times satisfy the requirements of Trust Indenture Act § 310(a).  The Trustee will at all times have (or shall be a member of a bank holding company system whose parent corporation has) a combined capital and surplus of at least $50,000,000 as set forth in its most recently published annual report of condition, which will be deemed for this paragraph to be its combined capital and surplus.  The Trustee will comply with Trust Indenture Act § 310(b).

Section 7.11.          Preferential Collection of Claims.  The Trustee shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b).  A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated therein.

ARTICLE VIII

COLLATERAL

Section 8.01.          Security Documents.  The payment of the principal of and premium, if any, and interest on the Notes of each series when due, whether on an interest payment date, at Maturity, by acceleration, repurchase, redemption or otherwise and whether by the Company pursuant to the Notes or by any Guarantor pursuant to its Guarantee and the payment and performance of all other obligations of the Company and the Guarantors under this Indenture, the Notes, the Guarantees and the Security Documents are secured as provided in the Security Documents which the Company, the Guarantors and certain other Subsidiaries of the Company have entered into prior to or simultaneously with the execution of this Indenture and will be secured by Security Documents hereafter delivered as required or permitted by this Indenture.  In the event of a conflict between the terms of this Indenture and the Collateral Trust and Intercreditor Agreement, the Collateral Trust and Intercreditor Agreement shall control.  The Company shall, and shall cause each Guarantor and each Grantor to, and each Guarantor shall, do all filings (including filings of continuation statements and amendments to Uniform Commercial Code financing statements that may be necessary to continue the effectiveness of such Uniform Commercial Code financing statements) and all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of the Company, the Guarantors and the Grantors) the security interest created by the Security Documents in the Collateral as a perfected security interest, subject only to Permitted Liens.

Section 8.02.          Agents.  Subject to Section 7.01 hereof and Section 6.2 of the Security Agreement, neither the Trustee nor any of its officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Lien securing the Notes or the Guarantees, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any such Liens or Security Documents or any delay in doing so.

Section 8.03.          Authorization of Actions to Be Taken.

(a)           Each Holder of Notes of each such series, by its acceptance thereof, consents and agrees to be bound by the terms of each Security Document as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Trustee to enter into the Security Documents to which it is a party and authorizes and empowers the Trustee and the Collateral Trustee to bind the Holders of Notes of each such series as set forth in the Security Documents to which either of them is a party and to perform their obligations and exercise their rights and powers thereunder and to make the representations set forth therein on behalf of the Holders.

(b)           The Collateral Trustee and the Trustee are authorized and empowered to receive for the benefit of the Holders of Notes of each series any funds collected or distributed under the Security Documents to which the Collateral Trustee or the Trustee is a party and, subject to the terms of the Security Documents, to make further distributions of such funds to the Holders of Notes of each series according to the provisions of this Indenture.

(c)           Subject to the provisions of Sections 7.01 and Section 7.02 hereof and the provisions of the Collateral Trust and Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders (but is not obligated to), direct, on behalf of the Holders, the Collateral Trustee to take all actions it deems necessary or appropriate in order to:

(i)            foreclose upon or otherwise enforce any or all of the Liens;

(ii)           enforce any of the terms of the Security Documents to which the Collateral Trustee or the Trustee is a party; or

(iii)          collect and receive payment of any and all amounts under the Notes and the Guarantees.

Subject to Sections 7.01 and 7.02 hereof and the provisions of the Collateral Trust and Intercreditor Agreement and at the Company’s sole cost and expense, the Trustee is authorized and empowered (but not obligated) to institute and maintain, or direct the Collateral Trustee to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the Liens under the Security Documents or the Security Documents to which the Collateral Trustee or the Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Collateral Trustee or the Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Collateral Trustee may deem reasonably expedient, at the Company’s sole cost and expense, to preserve or protect its interests and the interests of the Holders of Notes of such series in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders, the Trustee or the Collateral Trustee.

Section 8.04.          Release of Collateral.

(a)           Subject to any applicable requirements of Section 8.04(c), Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Collateral Trust and Intercreditor Agreement.  In addition, the Lien on any Collateral securing the Notes of any series shall be released under any one or more of the following circumstances:

(i)            in part, as to any property or asset, upon the withdrawal, sale, transfer or other disposition of such property or asset by the Company or any Collateral SPV or Collateral LLC in a transaction made in accordance with the applicable provisions of the Secured Credit Facilities, this Indenture, the Security Agreement and the Collateral Trust and Intercreditor Agreement at the time of such withdrawal, sale, transfer or disposition; or

(ii)           in whole or in part, in connection with any release of Liens pursuant to any amendment complying with Article XI hereof.

The Company may, but shall not be obligated to, request that the Trustee take action to evidence the release of the Liens on any Collateral hereunder and, upon the request of the Company pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder have been met, the Trustee shall take such actions as may be requested by the Company to evidence such release at the Company’s sole cost and expense.

(b)           The Liens on any Collateral securing the Notes and the Guarantees and the other obligations under this Indenture will terminate and be released automatically upon Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture as provided below in Articles X or XII.

(c)           The Company shall be entitled to withdraw Collateral in connection with Collateral Payments and Third Party Sales; provided that any Collateral Proceeds therefrom are applied in accordance with the provisions of this Indenture.  After the repayment in full of all loans and other obligations under the Secured Credit Facilities and the termination of the commitments thereunder, withdrawals of Collateral other than in connection with Collateral Payments and Third Party Sales may only be made by the Company (i) so long as the Company certifies in an Officers’ Certificate delivered to the Trustee that, both immediately before and on a pro forma basis after giving effect to such withdrawal, no Event of Default shall have occurred and be continuing and (ii) while assets remain on the Pledged Collateral List, in inverse order of the ranking of such Collateral on the Pledged Collateral List.  Any asset so withdrawn from the Pledged Collateral List that constitutes Legacy Pledged Collateral shall be automatically included in the Listed Eligible Assets as the highest ranked asset (and the Listed Eligible Assets list shall be adjusted accordingly).  If, after the repayment in full of all loans and other obligations under the Secured Credit Facilities and the termination of the commitments thereunder, the Company or any Grantor pledges any additional Collateral in order to comply with Section 4.11 or otherwise, such additional collateral shall be comprised of Qualified Substitute Collateral.

Section 8.05.          Certain Trust Indenture Act Requirements.

(a)           The Company will comply with the provisions of Trust Indenture Act Sections 314(b) and 314(d) (including, without limitation, the provision of an initial and annual Opinion of Counsel under Section 314(b)), in each case following the qualification of this Indenture pursuant to the Trust Indenture Act, except to the extent not required as set forth in any Commission regulation or interpretation (including any no-action letter issued by the Staff of the Commission, whether issued to the Company or any other Person).  Following such qualification, to the extent the Company is required to furnish to the Trustee an Opinion of Counsel pursuant to Trust Indenture Act Section 314(b)(2), the Company will furnish such opinion not more than 60 but not less than 30 days prior to each September 30.

(b)           Following the qualification of this Indenture pursuant to the Trust Indenture Act, if any Collateral is released in accordance with this Indenture or any Security Document, the Trustee will determine whether it has received all documentation required by Trust Indenture Act Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 13.04(b), will, upon request, deliver a certificate to the Collateral Trustee and the Company setting forth such determination.

Section 8.06.          Powers Exercisable by Receiver or Trustee.  In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article VIII upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article VIII; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 8.07.          Release upon Termination of the Company’s Obligations.  In the event that the Company delivers to the Trustee, in a form acceptable to it, an Officers’ Certificate and Opinion of Counsel certifying that its obligations under this Indenture have been defeased or satisfied and discharged by complying with the provisions of Articles X or XII, the Trustee shall deliver to the Company and the Collateral Trustee a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Collateral Trustee of such notice, the Collateral Trustee shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done, at the Company’s sole cost and expense, all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

ARTICLE IX

GUARANTEES

Section 9.01.          Guarantee.

(a)           Subject to this Article IX, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i)            the principal of, premium and Additional Interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)           in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)           The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)           If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or any Guarantor either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)           Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 9.02.          Limitation on Guarantor Liability.  Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article IX, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 9.03.          Execution and Delivery of Guarantee.  To evidence its Guarantee set forth in Section 9.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Guarantee set forth in Section 9.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 9.04.          Guarantors May Consolidate, etc., on Certain Terms.  For the benefit of the Notes, no Guarantor shall, and the Company shall not permit any Guarantor to, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets (determined on a consolidated basis for such Guarantor and such Guarantor’s Subsidiaries), whether as an entirety or substantially as an entirety, to any Person unless:

(a)                                  such Guarantor is the surviving or continuing entity or the Person (if other than such Guarantor) formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized and validly existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States or any State thereof or the District of Columbia (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b)                                 the Successor Person, if other than such Guarantor, expressly assumes, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all the obligations of such Guarantor under this Indenture and such Guarantor’s related Guarantee;

(c)                                  immediately after giving effect to such transaction and the assumption contemplated by clause (b) above (including, without limitation, giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(d)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transfer have been satisfied.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of such Guarantor in accordance with this Section 10.04, in which such Guarantor is not the continuing entity, the Successor Person formed by such consolidation or into or with which such Guarantor is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such Successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles IV and V hereof, and notwithstanding clauses (a), (b), (c) and (d) above, nothing contained in this Indenture or in any of the Notes will prevent any Guarantor from (i) merging into or transferring all or part of its properties and assets to another Guarantor or the Company, (ii) merging with an Affiliate of the Company solely for the purpose of reorganizing the Guarantor in the United States, any State thereof or the District of Columbia or (iii) converting into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

Section 9.05.                             Releases.  The Guarantee of a Guarantor will be released (so long as no Event of Default has occurred and is continuing) with respect to any series of Notes:

(a)                                   (i) upon any sale, exchange or transfer of all of the Capital Stock of the Guarantor to any Person (other than the Company or a Subsidiary of the Company), or sale of all or substantially all the assets of such Guarantor, provided such sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture, the Security Agreement and the Collateral Trust and Intercreditor Agreement;

(ii)                                  upon the termination of the Guarantor’s status as a guarantor under the Secured Credit Facilities and as a Collateral SPV or Collateral LLC;

(iii)                               upon the payment in full of the Notes of such series; or

(iv)                              upon Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture as provided below in Articles X or XII; and

(b)                                 such Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture, the Security Agreement and the Collateral Trust and Intercreditor Agreement relating to such transaction have been complied with.

ARTICLE X

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 10.01.                       Option To Effect Legal Defeasance or Covenant Defeasance.  The Company may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 10.02 or 10.03 hereof be applied to all outstanding Notes of a series upon compliance with the conditions set forth below in this Article X.

Section 10.02.                       Legal Defeasance and Discharge.  Upon the Company’s exercise under Section 10.01 hereof of the option applicable to this Section 10.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 10.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes of a series and Guarantees relating to such series and with respect to the Security Documents as they relate to such series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 10.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture including that of the Guarantors (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 10.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article II and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith and (d) this Article X.  Subject to compliance with this Article X, the Company may exercise its option under this Section 10.02 notwithstanding the prior exercise of its option under Section 10.03 hereof.

Section 10.03.                       Covenant Defeasance.  Upon the Company’s exercise under Section 10.01 hereof of the option applicable to this Section 10.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 10.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.15 hereof and clause (2) of Section 5.01 hereof with respect to the outstanding Notes of a series on and after the date the conditions set forth in Section 10.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 10.01 hereof of the option applicable to this Section 10.03 hereof, subject to the satisfaction of the conditions set forth in Section 10.04 hereof, Sections 6.01(3), (4), (5), (8), (9) and (10) hereof shall not constitute Events of Default.

Section 10.04.                       Conditions to Legal or Covenant Defeasance.  The following shall be the conditions to the application of either Section 10.02 or 10.03 hereof to the outstanding Notes of a series:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)                                  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in Dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the written opinion of a nationally recognized independent registered public accounting firm addressed to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes of the applicable series on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and any other amounts owing under this Indenture, if in the case of an optional redemption date prior to electing to exercise either Legal Defeasance or Covenant Defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes of such series on such Redemption Date;

(b)                                 in the case of an election under Section 10.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)                                  in the case of an election under Section 10.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)                                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(e)                                  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)                                    the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(g)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

(h)                                 the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to Legal Defeasance need not be delivered if all Notes of the applicable series not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 10.05.                       Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.  Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 10.04 hereof in respect of the outstanding Notes of the applicable series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 10.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes of such series.

Anything in this Article X to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 10.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 10.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 10.06.                       Repayment to Company.  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 10.07.                       Reinstatement.  If the Trustee or Paying Agent is unable to apply any Dollars or non-callable Government Securities in accordance with Section 10.02 or 10.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes of the applicable series shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.02 or 10.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 10.02 or 10.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE XI

AMENDMENT, SUPPLEMENT AND WAIVER

Section 11.01.                       Without Consent of Holders of Notes.  Notwithstanding Section 11.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without the consent of any Holder of a Note:

(a)                                  to cure any ambiguity, omission, defect or inconsistency;

(b)                                 to provide for the assumption by a Surviving Entity of the obligations of the Company or the assumption by a Successor Person of the obligations of any Guarantor under this Indenture;

(c)                                  to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(d)                                 to add Guarantees with respect to the Notes;

(e)                                  to add to the covenants of the Company, the Guarantors or any of their Subsidiaries for the benefit of the Holders or to surrender any right or power conferred upon the Company, the Guarantors or any of their Subsidiaries;

(f)                                    to provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture;

(g)                                 to make any change that does not materially adversely affect the rights of any Holder;

(h)                                 to comply with any requirement of the Commission in connection with qualifying or maintaining the qualification of this Indenture under the Trust Indenture Act;

(i)                                     to release a Guarantor from its obligations under its Guarantee or this Indenture, in each case in accordance with the applicable provisions of this Indenture; or

(j)                                     to conform the text of this Indenture, the Notes or the Guarantees to any provision of the “Description of the New Notes” section in the Offering Memorandum to the extent that such provision in the “Description of the New Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Guarantees.

Upon the written request of the Company accompanied by, to the extent necessary, a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 11.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 11.02.                       With Consent of Holders of Notes.  Except as provided below in this Section 11.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees with the written consent of the Holders of at least a majority in principal amount of the Notes of all series then outstanding which are affected by such amendment or supplement voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the written consent of the Holders of a majority in principal amount of the Notes of all series then outstanding which are affected by such waiver voting as a single class.

Upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of at least a majority in principal amount of the Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 11.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 11.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.  Subject to

Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes of all series then outstanding which are affected by such waiver voting as a single class may waive in writing compliance in a particular instance by the Company or any Guarantor with any provision of this Indenture, the Notes or the Guarantees.  However, without the written consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a)                                  reduce the amount of Notes whose Holders must consent to a modification, amendment or waiver under this Indenture or make any other change in this clause (a) or clauses (b) through (h) below;

(b)                                 reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

(c)                                  reduce the principal of or change or have the effect of changing the Maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor;

(d)                                 make any Notes payable in money other than that stated in the Notes;

(e)                                  make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(f)                                    after the Company’s obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate of Change of Control Offer in the event of a Change of Control Triggering Event or, after such Change of Control Triggering Event has recurred, modify any of the provisions or definitions with respect thereto;

(g)                                 modify or change any provision of this Indenture or the related definitions affecting the seniority or ranking of the Notes in a manner which adversely affects the Holders; or

(h)                                 release all or substantially all of the Collateral from the Lien of the Security Documents (other than in accordance with Article VIII and the Security Documents) or release all or substantially all of the value of the Guarantees (other than in accordance with Section 9.05 hereof).

Section 11.03.                       Compliance with Trust Indenture Act.  Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the Trust Indenture Act as then in effect.

Section 11.04.                       Revocation and Effect of Consents.  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver.  If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 11.05.                       Notation on or Exchange of Notes.  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 11.06.                       Trustee To Sign Amendments, etc.  The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article XI if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.  In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.01 hereof) shall be fully protected in relying conclusively upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

Section 11.07.                       Additional Voting Terms.  All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

ARTICLE XII

SATISFACTION AND DISCHARGE

Section 12.01.                       Satisfaction and Discharge.  This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes of a series, when:

(a)                                  either:

(i)                                     all the Notes of such series theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii)                                  all Notes of such series not theretofore delivered to the Trustee for cancellation have become due and payable and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on such Notes to the date of deposit together with irrevocable instructions from the

Company directing the Trustee to apply such funds to the payment thereof at Maturity or redemption, as the case may be;

(b)                                 the Company or any Guarantor has paid all other sums payable under this Indenture by the Company and/or the Guarantors; and

(c)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Section 12.02.                       Application of Trust Money.  Subject to the provisions of Section 10.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XIII

MISCELLANEOUS

Section 13.01.                       Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act § 318(c), the imposed duties shall control.

Section 13.02.                       Notices.  Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (regular, registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

iStar Financial Inc.
1114 Avenue of the Americas, 39th Floor
New York, NY  10036
Facsimile:  (212) 930-9400
Attention:  Chief Executive Officer

With a copy to:

Clifford Chance US LLP
31 West 52nd Street
New York, NY  10019
Facsimile:  (212) 878-8375
Attention:  Kathleen L. Werner, Esq.

If to the Trustee:

U.S. Bank National Association
100 Wall Street, 16th Floor
New York, NY  10005
Facsimile:  (212) 809-4993
Attention:  Corporate Trust Services

The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act § 313(c), to the extent required by the Trust Indenture Act.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03.                       Communication by Holders of Notes with Other Holders of Notes.  Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act § 312(c).

Section 13.04.                       Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)                                  an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05.                       Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Trust Indenture Act § 314(a)(4)) shall comply with the provisions of Trust Indenture Act § 314(e) and shall include:

(a)                                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06.                       Rules by Trustee and Agents.  The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07.                       No Personal Liability of Directors, Officers, Employees and Stockholders.  No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08.                       Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09.                       No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10.                       Successors.  All agreements of the Company in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 9.05 hereof.

Section 13.11.                       Severability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12.                       Counterpart Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.13.                       Table of Contents, Headings, etc.  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14.                       Third-Party Beneficiaries.  The Collateral Trustee is an express intended third-party beneficiary of this Indenture.

Section 13.15.                       Qualification of Indenture.  The Company and the Guarantors shall qualify this Indenture under the Trust Indenture Act to the extent required under the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys’ fees and expenses for the Company, the Guarantors and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes.  The Trustee shall be entitled to receive from the Company and the Guarantors any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.

Section 13.16.                       Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.17.                       U.S.A. Patriot Act.  The parties hereto acknowledge that, in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signatures on following page]

SIGNATURES

Dated as of May 8, 2009

iSTAR FINANCIAL INC.

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

GUARANTORS:

11TH AVENUE B PARTICIPATION LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

ASTAR FRR TX1 LP

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

ASTAR FRR TX1 GENPAR LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

ASTAR G1A NH1, LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

AUTOSTAR F FUNDING LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

CTL I MARYLAND INC.

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

FLORIDA 2005 THEATERS LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

iSTAR BLUES LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

iSTAR BOWLING CENTERS I LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

iSTAR BOWLING CENTERS I LP

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

iSTAR BOWLING CENTERS II LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

iSTAR BOWLING CENTERS II LP

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

iSTAR COLUMBUS CIRCLE LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

iSTAR CTL I GENPAR, INC.

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

iSTAR CTL I, L.P.

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

iSTAR HQ I GENPAR INC.

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

iSTAR HQ I, L.P.

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

iSTAR TARA HOLDINGS LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

iSTAR TARA LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

MSK RESORT FINANCE LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

SFI I, LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

SFT II, INC.

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

TRINET ESSENTIAL FACILITIES X, INC.

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

TRINET ESSENTIAL FACILITIES XXVII, INC.

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Trustee

By:	/s/ Gagendra Hiralal
	Name:	Gagendra Hiralal
	Title:	Trust Officer

EXHIBIT A-1

[Face of Note]

[Insert the Global Note Legend and/or Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [          ]
ISIN [          ]

[RULE 144A] [REGULATION S] GLOBAL NOTE

8.0% Second-Priority Senior Secured Guaranteed Notes due 2011

No.	$[ ]

iSTAR FINANCIAL INC.

promises to pay to CEDE & Co., or registered assigns, the principal sum of $[     ]  on March 15, 2011.

Interest Payment Dates:  March 15 and September 15

Record Dates:  March 1 and September 1

iSTAR FINANCIAL INC.

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

Dated: May 8, 2009

A-1-1

[Back of Note]
8.0% Second-Priority Senior Secured Guaranteed Notes due 2011

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                       Interest.  iStar Financial Inc., a Maryland corporation (the “Company”), promises to pay interest on the principal amount of this Note at 8.0% per annum from May 8, 2009 until Maturity.  The Company will pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 8, 2009; provided that the first Interest Payment Date shall be September 15, 2009.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                       Method of Payment.  The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  The Company reserves the right to pay interest to Holders of Notes by check mailed to such Holders at their registered addresses or by wire transfer to Holders of at least $5 million aggregate principal amount of Notes.

3.                                       Paying Agent and Registrar.  Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.                                       Indenture.  The Company issued the Notes under an Indenture dated as of May 8, 2009 (the “Indenture”) among the Company, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are obligations of the Company.  The Company is issuing $155,253,000 in aggregate principal amount of 2011 Notes and $479,548,000 in aggregate principal amount of 2014 Notes on the Issue Date and may issue Additional Notes in accordance with the terms of the Indenture.

A-1-2

5.                                       Optional Redemption.  The Notes of any series may be redeemed, in whole or in part, at the Company’s option at any time prior to Maturity at a price equal to 100% of the principal amount thereof plus accrued but unpaid interest, if any (the “Redemption Price”), to, but not including, the date of the redemption (the “Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

6.                                       Mandatory Redemption.  Except as set forth in paragraph 7, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.                                       Repurchase at Option of Holder.  Upon the occurrence of a Change of Control Triggering Event with respect to a series of Notes, the Company will be required to offer to purchase all of the outstanding Notes of such series at a principal price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase.

8.                                       Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

9.                                       Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company and the Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10.                                 Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

11.                                 Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes of all series then outstanding which are affected by such amendment voting as a single class, and any existing Default or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the written consent of the Holders of a majority in principal amount of the Notes of all series then outstanding which are affected by such waiver voting as a single class.  Without the consent of any Holder of a Note, the Indenture, the Notes or the Guarantees may be amended or supplemented:  (a) to cure any ambiguity, omission, defect or inconsistency; (b) to provide for the assumption by a Surviving Entity of the obligations of the Company or the assumption by a Successor Person of the obligations of any Guarantor under the Indenture; (c) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; (d) to add Guarantees with respect to the Notes; (e) to add to the covenants of the Company, the Guarantors or any of their Subsidiaries for the benefit of the Holders or to surrender any right or power conferred upon the Company, the Guarantors or any of their Subsidiaries; (f) to provide for a successor Trustee in accordance with the terms of the Indenture or to otherwise comply with any requirement of the Indenture; (g) to make

A-1-3

any change that does not materially adversely affect the rights of any Holder; (h) to comply with any requirement of the Commission in connection with qualifying or maintaining the qualification of the Indenture under the Trust Indenture Act; (i) to release a Guarantor from its obligations under its Guarantee or the Indenture, in each case in accordance with the applicable provisions of the Indenture; or (j) to conform the text of the Indenture or the Notes or the Guarantees to any provision of the “Description of the New Notes” section in the Offering Memorandum to the extent that such provision in the “Description of the New Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Guarantees.

12.                                 Defaults and Remedies.  Events of Default are set forth in the Indenture.  If any Event of Default occurs with respect to a series of Notes and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes of such series may declare all the Notes of such series to be due and payable.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes of such series will become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in writing in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes of a series by written notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.                                 Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.                                 Security Documents.  The obligations of the Company and the Guarantors under the Indenture, the Notes and the Guarantees are secured by a Lien on the Collateral pursuant to the Security Documents.  The provisions of the Indenture and the other Security Documents are subject to the Collateral Trust and Intercreditor Agreement.

15.                                 No Recourse Against Others.  A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

16.                                 Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17.                                 Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

A-1-4

18.           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.           Additional Rights of Holders of Transfer Restricted Securities.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of May 8, 2009, among the Company, the Guarantors and the parties named on the signature pages thereof (the “Registration Rights Agreement”).

20.           Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

A-1-5

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Security Agreement, the Collateral Trust and Intercreditor Agreement and/or the Registration Rights Agreement.  Requests may be made to:

iStar Financial Inc.
1114 Avenue of the Americas, 39th Floor
New York, NY  10036
Attention:  Investor Relations

A-1-6

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: ____________________________________________________________
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ___________________________________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-7

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 of the Indenture, check the following box:  ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount you elect to have purchased.

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-8

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

A-1-9

EXHIBIT A-2

[Face of Note]

[Insert the Global Note Legend and/or Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [          ]
ISIN [          ]

[RULE 144A] [REGULATION S] GLOBAL NOTE

10.0% Second-Priority Senior Secured Guaranteed Notes due 2014

No.	$[ ]

iSTAR FINANCIAL INC.

promises to pay to CEDE & Co., or registered assigns, the principal sum of $[     ]  on June 15, 2014.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

iSTAR FINANCIAL INC.

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

Dated: May 8, 2009

A-2-1

[Back of Note]
10.0% Second-Priority Senior Secured Guaranteed Notes due 2014

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             Interest.  iStar Financial Inc., a Maryland corporation (the “Company”), promises to pay interest on the principal amount of this Note at 10.0% per annum from May 8, 2009 until Maturity.  The Company will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 8, 2009; provided that the first Interest Payment Date shall be December 15, 2009.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment.  The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  The Company reserves the right to pay interest to Holders of Notes by check mailed to such Holders at their registered addresses or by wire transfer to Holders of at least $5 million aggregate principal amount of Notes.

3.             Paying Agent and Registrar.  Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.             Indenture.  The Company issued the Notes under an Indenture dated as of May 8, 2009 (the “Indenture”) among the Company, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are obligations of the Company.  The Company is issuing $155,253,000 in aggregate principal amount of 2011 Notes and $479,548,000 in aggregate principal amount of 2014 Notes on the Issue Date and may issue Additional Notes in accordance with the terms of the Indenture.

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5.             Optional Redemption.  The Notes of any series may be redeemed, in whole or in part, at the Company’s option at any time prior to Maturity at a price equal to 100% of the principal amount thereof plus accrued but unpaid interest, if any (the “Redemption Price”), to, but not including, the date of the redemption (the “Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

6.             Mandatory Redemption.  Except as set forth in paragraph 7, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.             Repurchase at Option of Holder.  Upon the occurrence of a Change of Control Triggering Event with respect to a series of Notes, the Company will be required to offer to purchase all of the outstanding Notes of such series at a principal price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase.

8.             Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

9.             Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company and the Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10.           Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

11.           Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes of all series then outstanding which are affected by such amendment voting as a single class, and any existing Default or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the written consent of the Holders of a majority in principal amount of the Notes of all series then outstanding which are affected by such waiver voting as a single class.  Without the consent of any Holder of a Note, the Indenture, the Notes or the Guarantees may be amended or supplemented:  (a) to cure any ambiguity, omission, defect or inconsistency; (b) to provide for the assumption by a Surviving Entity of the obligations of the Company or the assumption by a Successor Person of the obligations of any Guarantor under the Indenture; (c) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; (d) to add Guarantees with respect to the Notes; (e) to add to the covenants of the Company, the Guarantors or any of their Subsidiaries for the benefit of the Holders or to surrender any right or power conferred upon the Company, the Guarantors or any of their Subsidiaries; (f) to provide for a successor Trustee in accordance with the terms of the Indenture or to otherwise comply with any requirement of the Indenture; (g) to make

A-2-3

any change that does not materially adversely affect the rights of any Holder; (h) to comply with any requirement of the Commission in connection with qualifying or maintaining the qualification of the Indenture under the Trust Indenture Act; (i) to release a Guarantor from its obligations under its Guarantee or the Indenture, in each case in accordance with the applicable provisions of the Indenture; or (j) to conform the text of the Indenture or the Notes or the Guarantees to any provision of the “Description of the New Notes” section in the Offering Memorandum to the extent that such provision in the “Description of the New Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Guarantees.

12.           Defaults and Remedies.  Events of Default are set forth in the Indenture.  If any Event of Default occurs with respect to a series of Notes and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes of such series may declare all the Notes of such series to be due and payable.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes of such series will become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in writing in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes of a series by written notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.           Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.           Security Documents.  The obligations of the Company and the Guarantors under the Indenture, the Notes and the Guarantees are secured by a Lien on the Collateral pursuant to the Security Documents.  The provisions of the Indenture and the other Security Documents are subject to the Collateral Trust and Intercreditor Agreement.

15.           No Recourse Against Others.  A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

16.           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17.           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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18.           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.           Additional Rights of Holders of Transfer Restricted Securities.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of May 8, 2009, among the Company, the Guarantors and the parties named on the signature pages thereof (the “Registration Rights Agreement”).

20.           Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Security Agreement, the Collateral Trust and Intercreditor Agreement and/or the Registration Rights Agreement.  Requests may be made to:

iStar Financial Inc.
1114 Avenue of the Americas, 39th Floor
New York, NY  10036
Attention:  Investor Relations

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: ___________________________________________________________
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ____________________________________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 of the Indenture, check the following box:  ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount you elect to have purchased.

$

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

iStar Financial Inc.
1114 Avenue of the Americas, 39th Floor
New York, NY  10036

[Registrar address block]

Re:                               8.0% Second-Priority Senior Secured Guaranteed Notes due 2011 and 10.0% Second-Priority Senior Secured Guaranteed Notes due 2014

Reference is hereby made to the Indenture, dated as of May 8, 2009 (the “Indenture”), among iStar Financial Inc., a Maryland corporation, as issuer (the “Company”), each of the Guarantors and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                      , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                       in such Note[s] or interests (the “Transfer”), to                                                        (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.             ☐            Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the applicable 144A Global Note and/or the applicable Definitive Note and in the Indenture and the Securities Act.

2.             ☐            Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the applicable Regulation S Global Note and/or the applicable Definitive Note and in the Indenture and the Securities Act.

3.             ☐            Check and complete if Transferee will take delivery of a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐            such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐            such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)           ☐            such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.             ☐            Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)           ☐            Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the complete Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)           ☐            Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the complete Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)           ☐            Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the complete Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                  ☐            a beneficial interest in the:

(i)                                     ☐    144A Global Note (CUSIP                   ), or

(ii)                                  ☐    Regulation S Global Note (CUSIP                   ); or

(b)                                 ☐            a Restricted Definitive Note.

2.                                       After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                  ☐            a beneficial interest in the:

(i)                                     ☐    144A Global Note (CUSIP                   ), or

(ii)                                  ☐    Regulation S Global Note (CUSIP                   ), or

(iii)                               ☐    Unrestricted Global Note (CUSIP                   ); or

(b)                                 ☐            a Restricted Definitive Note; or

(c)                                  ☐            an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

iStar Financial Inc.
1114 Avenue of the Americas, 39th Floor
New York, NY  10036

[Registrar address block]

Re:                               8.0% Second-Priority Senior Secured Guaranteed Notes due 2011 and 10.0% Second-Priority Senior Secured Guaranteed Notes due 2014

(CUSIP                         )

Reference is hereby made to the Indenture, dated as of May 8, 2009 (the “Indenture”), among iStar Financial Inc., a Maryland corporation, as issuer (the “Company”), each of the Guarantors and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                    , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                         in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.             ☐            Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)           ☐            Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the complete Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)           ☐            Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the complete Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)           ☐            Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the complete Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)           ☐            Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the complete Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             ☐            Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)           ☐            Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)           ☐            Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF EXCHANGE

1.                                       The Owner currently owns and proposes to exchange the following:

[CHECK ONE]

(a)                                  ☐            a beneficial interest in the:

(i)                                     ☐    144A Global Note (CUSIP                   ), or

(ii)                                  ☐    Regulation S Global Note (CUSIP                   ); or

(b)                                 ☐            a Restricted Definitive Note.

2.                                       After the exchange the Owner will hold:

[CHECK ONE]

(a)                                  ☐            a beneficial interest in the:

(i)                                     ☐    144A Global Note (CUSIP                   ), or

(ii)                                  ☐    Regulation S Global Note (CUSIP                   ), or

(iii)                               ☐    Unrestricted Global Note (CUSIP                   ); or

(b)                                 ☐            a Restricted Definitive Note; or

(c)                                  ☐            an Unrestricted Definitive Note.

3.                                       The Owner requests that Definitive Notes be registered in the following name:

and sent to the Owner at the following address:

EXHIBIT D

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 8, 2009 (the “Indenture”) among iStar Financial Inc. (the “Company”), each of the Guarantors party thereto and U.S. Bank National Association, as Trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest on, the Notes, whether at Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article IX of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Name of Guarantor(s)]]

By:
Name:
Title:

D-1